SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): January 23, 2003


                                  ASHLAND INC.
             (Exact name of registrant as specified in its charter)


                                    Kentucky
                 (State or other jurisdiction of incorporation)

            1-2918                                                 61-0122250
   (Commission File Number)                                    (I.R.S. Employer
                                                             Identification No.)


50 E. RiverCenter Boulevard, Covington, Kentucky                   41012-0391
   (Address of principal executive offices)                        (Zip Code)


P.O. Box 391, Covington, Kentucky                                  41012-0391
       (Mailing Address)                                           (Zip Code)


        Registrant's telephone number, including area code (859) 815-3333



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Item 5.  Other Events
------   ------------

     On January 23, 2003, Ashland Inc. ("Ashland") reported its fiscal 2003 first quarter results, which are discussed in more detail in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference in its entirety.

     As part of the release, Ashland announced that it has established an additional reserve of $390 million to increase its asbestos reserves to cover the claims and defense costs expected to be paid during the next ten years. Ashland further announced that because insurance provides reimbursements for most of these costs, the majority of that amount should be offset by probable insurance recoveries valued at $235 million. After providing for income taxes, the net charge amounted to $95 million.

Item 7.  Financial Statements and Exhibits
-------  ---------------------------------

(c)      Exhibits

            99.1      Press Release dated January 23, 2003

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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      ASHLAND INC.
                                             ------------------------------
                                                     (Registrant)



    Date:  January 23, 2003                         /s/ David L. Hausrath
                                             ------------------------------
                                             Name:     David L. Hausrath
                                             Title:    Vice President and
                                                       General Counsel





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                               EXHIBIT INDEX

99.1     Press Release dated January 23, 2003



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